Exhibit 10.8

DATED THIS 07 DEC 2021 DAY OF          , 20

BETWEEN

JOHN DOODY CHACKO
( )

NG OOI WAH ( )

VENDOR

AND

INSITE MY SYSTEMS SDN BHD
(Company No.: 503124-M)	PURCHASER

SALE AND PURCHASE AGREEMENT

Vendors’ Solicitor:	Purchasers’ Solicitor:

MESSRS TUAN, MOHD ZAIN & CO Advocates and Solicitors B-08-03, Gateway Corporate Suites, Gateway Kiaramas, No. 1, Jalan Desa Kiara, Mont Kiara 50480 Kuala Lumpur Ref:	MESSRS ZE YI & KEE Advocates and Solicitors A-15-3A, Tower A, Tropicana Avenue, Persiaran Tropicana, PJU 3, 47410 Petaling Jaya, Selangor Tel: 012-9003210 Ref: 09/SPA(P)8098/21

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made the date and year set out in Section 1 of the First Schedule.

BETWEEN

The party described as “the Vendor” in Section 2 of the First Schedule (hereinafter collectively referred to as “the Vendor”) of the one part,

AND

The party described as “the Purchaser” in Section 3 of the First Schedule (hereinafter collectively referred to as “the Purchaser”) of the other part.

RECITALS

WHEREAS:-

(i)	The Vendor is the registered and beneficial owner of all that piece of land and parcel of property more particularly described in Section 4(a) of the First Schedule hereto (which piece and parcel of property/properties is/are hereinafter referred to as “the Property”).

(ii)	The Property is currently subject to the charge/encumbrances in favour of / created by the party more particularly described in Section 4(b) of the First Schedule hereto (hereinafter referred to as “the Vendor’s Financier”). The details of the charge/encumbrances as spelt out in Section 4(b) of the First Schedule hereto.

(iii)	The issue document of title to the Property is subject to the category of land use, express condition, restriction-in-interest and tenure more particularly described in Section 4(c) of the First Schedule hereto.

(iv)	The Vendor is desirous of selling and the Purchaser is desirous of purchasing the Property together with the furniture, fittings and fixtures listed in Appendix A herein (hereinafter referred to as the “Fittings and Fixtures”) strictly on an “as is where is” basis free from all encumbrances and with vacant possession at the purchase price as stated in Section 5 of the First Schedule (hereinafter referred to as “the Purchase Price”) but subject to all the conditions of title restriction in interest whether expressed or implied in the issue document of title to the Property and otherwise as provided under the National Land Code 1965 whatsoever and upon the terms and conditions hereinafter contained and set forth.

(v)	The Purchaser may apply for a loan (hereinafter referred to as “the Loan”) from a financial institution (hereinafter referred to as “the Purchaser’s Financier”) to part finance the purchase of the Property and the solicitors acting for the Purchaser’s Financier shall be referred to as “the Purchaser’s Financier’s Solicitors”.

(vi)	The Vendor shall be represented by the solicitors firm more particularly described in Section 6(a) of the First Schedule (hereinafter referred to as “the Vendor’s Solicitors”).

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

(vii)	The Purchaser shall be represented by the solicitors firm more particularly described in Section 6(b) of the First Schedule (hereinafter referred to as “the Purchaser’s Solicitors”).

(viii)	The parties hereto hereby agree that the firm of solicitors more particularly described in Section 7 of the First Schedule shall be “the Stakeholders” (hereinafter referred to as “the Stakeholders”) who is authorised to deal with the Balance Purchase Price and any other monies payable by the Purchaser to the Vendor under this Agreement in accordance with the terms of this Agreement.

NOW THIS AGREEMENT WITNESSETH as follows:-

1.	AGREEMENT TO SELL AND TO PURCHASE

1.1	In consideration of the Deposit paid by the Purchaser to the Vendor in accordance with the provisions of this Agreement and observance by the parties hereto of all the terms and conditions herein provided, the Vendor hereby agrees to sell and the Purchaser hereby agrees to purchase the Property together with the Fittings and Fixtures herein strictly on an “as is where is basis” free from encumbrances and with vacant possession at the Purchase Price and subject to all conditions of title and restrictions in interest whether expressed or implied in the issue document of title to the Property and otherwise as provided under the National Land Code 1965 and upon the terms and conditions hereinafter contained and set forth.

2	PAYMENT OF PURCHASE PRICE

2.1	The Purchase Price shall be paid by the Purchaser in the following manner and priority:-

(a)	the sum stated in Section 8 of the First Schedule (hereinafter referred to as “the Deposit”) paid by the Purchaser towards part payment of the Purchase Price in the following manner:-

(i)	the sum as stated in Section 8(a) of the First Schedule (hereinafter referred to as “the Earnest Deposit”) has been paid by the Purchaser to the real estate agent prior to the execution of this Agreement; and

(ii)	the sum as stated in Section 8(b) of the First Schedule (hereinafter referred to as the “Balance Deposit”) shall be paid by the Purchaser to the Vendor or the Stakeholder [more particularly described in Section 8(b) of the First Schedule] upon execution of this Agreement.

(b)	the balance of the Purchase Price as stated in Section 9 of the First Schedule (hereinafter referred as “the Balance Purchase Price”) shall be paid by the Purchaser to the Stakeholders on or before the expiry of the period as stated in Section 10 of the First Schedule (hereinafter referred as “the Completion Period”).

2.2	In the event that the Purchaser fails to pay the Balance Purchase Price on or before expiry of the Completion Period, the Vendor shall grant to the Purchaser an automatic extension of time as stated in Section 11 of the First Schedule (hereinafter referred to as “the Extended Completion Period”) to settle the Balance Purchase Price subject to the Purchaser paying to the Vendor interest at the Prescribed Rate as stated in Section 12 of the First Schedule (hereinafter referred to as “the Prescribed Rate”) on the Balance Purchase Price or such part thereof as remained unpaid calculated on a daily basis commencing from the date next after the expiry of the Completion Period until the date of full settlement of the Balance Purchase Price to the Stakeholders (hereinafter referred to as “the Late Payment Interest”).

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

2.3	For the purpose of computing the time for payment of the Balance Purchase Price, it is hereby agreed by the parties hereto that any document to be delivered, by the Vendor to the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors, as the case may be, and/or payments of money to be made by the Vendor to the Vendor’s Financier as expressly set out in the provisions of this Agreement unless expressly stated otherwise in this Agreement shall be delivered to the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors, as the case may be, and/or made to the Vendor’s Financier within fourteen (14) days from the date of the Vendor’s Solicitors’ receipt of a written notification or request to that effect failing which, any delay by the Vendor after the expiry of the aforesaid fourteen (14) days period shall be excluded from the calculation of time in respect of the Completion Period and the Extended Completion Period which dates shall be extended free of all interest by the number of days delay after the expiry of the aforesaid fourteen (14) days period.

2.4	The Stakeholders are hereby authorised to deal with the Balance Purchase Price in the following manner:-

	(a)	in the event the Property is encumbered, to pay to the Vendor’s Financier the requisite sum to discharge the Property, within the time period stipulated in this Agreement (hereinafter referred to as “the Redemption Sum”);

	(b)	to deduct or retain any sums due payable by the Vendor pursuant to the provisions of this Agreement (if any); and

	(c)	subject to delivery of vacant possession of the Property to the Purchaser, to release such balance thereof (hereinafter referred to as “the Balance”) (if any) to the Vendor upon the expiry of fourteen (14) days from the date of presentation of the Transfer [as defined in Clause 4.1(a) hereof] OR upon such time that a search conducted against the computerised records of the said Property at the land registry/land office confirming the registration of the said property in favour of the Purchaser OR upon extraction of the original title of the said Property that is duly registered in favour of the Purchaser, whichever is earlier PROVIDED that the Property is free from encumbrances (other than encumbrances / caveat created by the Purchaser and/or the Purchaser’s Financier) and the Transfer is registrable.

2.5	In the event the Purchaser is purchasing the Property by cash, the Purchaser’s Solicitors shall present the Transfer together with the original issue document of title to the Property within seven (7) working days from the date of receipt of the original issue document of title to the Property from the Vendor’s Solicitors, failing which the Vendor’s Solicitors is hereby authorized to release the Balance Purchase Price within fourteen (14) days after the release of the original issue document of title to the Property to the Purchaser’s Solicitors.

2.6	The Vendor hereby covenants and confirms that any and all payments of the Balance Purchase Price to the Vendor’s Financier and/or the Stakeholders shall be deemed payment to the Vendor for the purpose of computing the completion of the transaction although the same has not been paid to the Vendor.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

2.7	For the avoidance of doubt, all payment towards the Balance Purchase Price shall be deemed received (if the aforesaid payment is made by cheques, banker’s cheque or bank draft) by the Vendor’s Financier and/or the Stakeholders (as the case may be) upon actual receipt and clearance of the same OR on the date of receipt of the written notification by the Stakeholders [if the aforesaid payment is made by giro, rentas or direct credit into account of the Vendor’s Financier and/or the Stakeholders’ firm’s client’s account] provided that the money has been credited into the account of the Vendor’s Financier and/or the Stakeholders’ firm’s client’s account as the case may be, together with satisfactory documentary evidence (clear and legible) from the Purchaser, the Purchaser’s Financier or their respective solicitors.

3.	COMPLETION

3.1	In the event the Purchaser is purchasing the Property by cash and the Property is encumbered:-

(a)	the Stakeholders are irrevocably authorised by the parties to utilise the Balance Purchase Price to pay the Redemption Sum to the Vendor’s Financier; and

(b)	subject to the redemption of the Property and the Vendor’s receipt of the original issue document of title to the Property, the duplicate charge of the existing charge in favour of the Vendor’s Financier together with the valid and registrable discharge of charge in respect of the existing charge in favour of the Vendor’s Financier duly executed by the Vendor’s Financier and stamped and/or withdrawal of private caveat duly executed by the Vendor’s Financier (if applicable) (hereinafter collectively referred to as “the Discharge Documents”) from the Vendor’s Financier, the Vendor and/or the Vendor’s Solicitors shall within fourteen (14) days of the receipt by the Stakeholders of the Balance Purchase Price forward or cause to be forwarded the Discharge Documents, and a certified true copy of each of the current quit rent receipt of the Property and assessment receipt of the Property or letter from the local authority confirming that the Property is not subject to any assessment and all those documents set out in Clause 4.2 hereof that are required for the registration of the Transfer (if the same has not been forwarded earlier) (hereinafter collectively referred to as “the Vendor’s Documents”) to the Purchaser’s Solicitors.

3.2	In the event that the Purchaser requires the Loan to part finance the purchase of the Property: -

(a)	the Purchaser shall within the Completion Period or the Extended Completion Period, as the case may be, deposit and/or cause to be deposited with:-

	(i)	the Stakeholders, the full difference between the Balance Purchase Price and the Loan (hereinafter referred to as “the Differential Sum”); and

	(ii)	the Vendor’s Solicitors, the Purchaser’s Financier’s undertaking addressed to the Vendor to release the Loan to the Stakeholders upon the presentation of the Transfer and the charge in favour of the Purchaser’s Financier at the relevant land office/ registry for registration (hereinafter referred to as “the Purchaser’s Financier’s Undertaking”).

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

(b)	the Vendor shall within fourteen (14) days from the date of receipt by the Vendor’s Solicitors of written request by the Purchaser’s Financier’s Solicitors, deposit and/or cause to be deposited with the Purchaser’s Financier’s Solicitors:-

(i)	the Vendor’s Letter of Undertaking to refund the Loan to the Purchaser’s Financier in the event the Transfer cannot be registered for any reason whatsoever resulting in the charge in favour of the Purchaser’s Financier being rejected for registration;

(ii)	a copy each of the documents referred to in Clause 4.2 hereof, whichever is applicable;

(iii)	the Redemption Statement Cum Undertaking (as defined in Clause 5.1 hereof) from the Vendor’s Financier; and

(iv)	the Vendor’s statutory declaration that he is not an undischarged bankrupt nor is there any bankruptcy proceedings pending against the Vendor.

3.3	The Vendor shall release or cause to be released the Vendor’s Documents,

(i)	to the Purchaser’s Solicitors upon compliance of Clause 2.1 by the Purchaser and if applicable Clause 2.2 hereof, if the Purchaser is purchasing the Property by cash; or

(ii)	to the Purchaser’s Financier’s Solicitors upon compliance of Clause 3.2(a) and subject to the receipt of the Redemption Sum by the Vendor’s Financier, in the event the Property is encumbered.

3.4	The date the Stakeholders are in receipt of the full payment of the Balance Purchase Price together with Late Payment Interest (if any) and the apportioned Outgoings (as defined in Clause 11.1 hereof) shall be referred to as “the Completion Date”.

4.	EXECUTION OF MEMORANDUM OF TRANSFER & DELIVERY OF DOCUMENTS

4.1	(a) The parties hereto shall simultaneously with the execution of this Agreement, execute a valid Memorandum of Transfer in Form 14A of the National Land Code 1965 of the Property from the Vendor to the Purchaser (hereinafter referred to as “the Transfer”) and deliver the same to the Purchaser’s Solicitors for the sole purpose of submitting the Transfer for adjudication of ad valorem stamp duty payable and the Purchaser’s Solicitors shall hold the same as stakeholders pending the completion of this Agreement.

(b)	The Purchaser’s Solicitors are hereby irrevocably authorised by the parties hereto:-

(i)	to present the Transfer in favour of the Purchaser for registration upon compliance of Clause 3.1 hereof if the Purchaser is purchasing the Property by cash ; or

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

(ii)	to release the duly adjudicated and stamped Transfer to the Purchaser’s Financier’s Solicitors for the purpose of presenting the Transfer and the charge in favour of the Purchaser’s Financier for registration upon compliance of Clause 3.2(a) hereof by the Purchaser.

4.2	The Vendor and/or the Vendor’s Solicitors shall within fourteen (14) days upon the execution of this Agreement, forward and/or cause to be forwarded to the Purchaser’s Solicitors the following documents/ information OR at any time thereafter at the request of the Purchaser’s Financier’s Solicitors and/or the Purchaser’s Solicitors, failing which Clause 2.3 hereof shall ensue:-

(a)	a photocopy of the issue document of title to the Property;

(b)	a certified true copy each of the current quit rent receipt and assessment receipts to the Property or letter from the local authority confirming that the Property is not subject to any assessment;

(c)	a certified true copy of coloured National Registration Identity Card of the Vendor or the authorised signatories of the Vendor executing this Agreement and the Transfer;

(d)	the Vendor’s income tax file reference number and the relevant branch address of the Inland Revenue Board where the Vendor’s income tax files are kept;

(e)	the up-todate receipts from the management corporation/management office to the Property that all outgoings in respect of the Property has been fully paid; and

(f)	a photocopy of the sale and purchase agreement of the Vendor when acquiring the Property.

4.3	The Purchaser shall within fourteen (14) days upon the execution of this Agreement, deposit with the Purchaser’s Solicitors and cause to be forwarded to the Vendor’s Solicitors the following: -

(a)	a certified true copy of coloured National Registration Identity Card of the Purchaser or the authorised signatories of the Purchaser executing this Agreement and the Transfer;

(b)	the Purchaser’s income tax file reference number and the relevant branch address of the Inland Revenue Board where the Purchaser’s income tax files are kept;

(c)	two (2) certified true copies each of the resolution of the Purchaser’s board of directors and shareholders authorising the purchase of the Property upon the terms and conditions contained herein and the execution of this Agreement and all other relevant documents relating thereto and further authorising the affixation of the common seal of the Purchaser (if required) onto this Agreement, the Transfer and all of the relevant documents related thereto or to be executed by the Purchaser pursuant to this Agreement duly certified by its company secretary;

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

(d)	two (2) certified true copies of the Purchaser’s latest Memorandum and Articles of Association or Constitution duly certified by its company secretary; and

(e)	two (2) certified true copies each of the Purchaser’s relevant forms relating to

(i)	the allotment of shares or shareholdings;

(ii)	the particulars of the Directors, Managers and Secretaries; and

(iii)	the registered address,

duly certified by its company secretary.

4.4

If there is any delay in the presentation of the Transfer for registration solely due to the fault or omission on the part of the Vendor, the Vendor shall bear and pay and reimburse the Purchaser and keep the Purchaser fully reimbursed for any penalty that may be imposed by the relevant land office/registry for the delay in presentation of the Transfer.

5.	REDEMPTION OF PROPERTY

5.1	The Vendor’s Solicitors are hereby authorised by the Vendor to obtain the Redemption Statement Cum Undertaking from the Vendor’s Financier (hereinafter referred to as “the Redemption Statement Cum Undertaking”) upon the Vendor’s Solicitors’ receipt of the written notification from the Purchaser’s Financier’s Solicitors of the particulars of the Purchaser’s Financier and the amount of the Loan OR upon the Vendor’s Solicitors’ receipt of the written notification from the Purchaser’s Solicitors that the Purchaser intends to pay off the Balance Purchase Price by way of cash, as the case may be. The Vendor shall procure the Vendor’s Financier to issue the Redemption Statement Cum Undertaking addressed to the Purchaser or the Purchaser’s Financier, as the case may be, within fourteen (14) days from the date of receipt of such written request by the Vendor’s Solicitors from the Purchaser’s Solicitors or the Purchaser’s Financier Solicitors, whichever the case may be, failing which the Completion Period shall be automatically be extended by the number of days of delay in excess of the said fourteen (14) days up to the date of actual receipt of the Redemption Statement Cum Undertaking by the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors (as the case may be) and the Purchaser shall not be liable for any Late Payment Interest for the aforesaid period of delay.

5.2

In the event the Balance Purchase Price is insufficient to redeem the Property, the Vendor hereby undertakes to pay the shortfall between the Balance Purchase Price and the Redemption Sum (hereinafter referred to as “the Shortfall”) to the Stakeholders within fourteen (14) days from the date of receipt of the written notification on the Shortfall by the Vendor and/or the Stakeholders, as the case may be, from the Purchaser’s Solicitors and the Purchaser’s Financier’s Solicitors, failing which any days of delay in excess of the said fourteen (14) days up to the date of actual receipt of the said shortfall by the Stakeholders shall be deemed to be extended in favour of the Purchaser free of interest.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

5.3	In the event the Purchaser obtains the Loan to part finance the purchase of the Property, upon payment of the Redemption Sum to the Vendor’s Financier (either by e-payment or by way of banker’s cheque) and subject to the Purchaser’s compliance of Clause 3.2(a), the Vendor shall within fourteen (14) days of the Vendor’s Solicitors’ receipt of the written notification that such payment has been made to the Vendor’s Financier together with satisfactory documentary evidence (clear and legible), deliver or cause to be delivered the Vendor’s Documents to the Purchaser’s Financier’s Solicitors as stakeholders. In the event that the Vendor’s Documents are not delivered to the Purchaser’s Financier’s Solicitors within the stipulated fourteen (14) days period as aforesaid, then the parties hereto hereby agree that the Completion Period shall automatically be extended by the number of days of delay calculated from the next day after the expiry of the stipulated fourteen (14) days period up to the date of actual receipt of the Vendor’s Documents by the Purchaser’s Financier’s Solicitors, and no Late Payment Interest shall be payable by the Purchaser to the Vendor in respect of the said period of delay.

5.4	The Vendor hereby acknowledges and confirms that the payment and remittance of the Redemption Sum to the Vendor’s Financier by the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors as the case may be in the manner as provided in this Agreement shall be deemed payment towards account of and in settlement of the Purchase Price.

5.5	For the avoidance of doubt, the extension of time provided herein shall not be aggregated nor multiplied in their computation, but shall be computed concurrently, pursuant to actual delays only.

6.	DEFAULT BY THE PURCHASER

6.1	If: -

(a)	the Purchaser shall fail neglect and or refuse to complete the purchase of the Property or pay the Balance Purchase Price or any monies payable by the Purchaser in accordance with the provisions of this Agreement when the Vendor has performed his/its obligation hereunder without any default by the Vendor; or

(b)	any of the Purchaser’s representations and warranties are found to be incorrect, untrue or misleading in any manner whatsoever; or

(c)	if the Purchaser has been declared as insolvent,

then the Vendor shall by notice in writing served on the Purchaser or the Purchaser’s Solicitors to terminate this Agreement and a sum as stated in Section 13 of the First Schedule shall be forfeited absolutely by the Vendor as agreed liquidated damages (hereinafter referred to as “the Liquidated Damages”) and shall within twenty one (21) days from the date of the Purchaser’s Solicitors’ receipt of the Vendor’s written notice refund or cause to be refunded to the Purchaser the sum, if any, in excess of the Liquidated Damages already paid by the Purchaser towards the account of the Purchase Price to the date of such breach, free of interest. In exchange thereof, the Purchaser shall perform his obligations under Clause 9.1, and thereafter Clause 9.2 shall ensue.

7.	DEFAULT BY THE VENDOR

7.1	If: -

(a)	the Vendor shall fail neglect and/or refuse to proceed with the sale and or transfer the ownership in the Property to the Purchaser in accordance with the provisions of this Agreement without any default by the Purchaser; or

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

(b)	any of the Vendor’s representations and warranties are found to be incorrect, untrue or misleading in any manner whatsoever or the Vendor shall be in breach of any of the provisions of this Agreement when the Purchaser has performed his obligations hereunder; or

(c)	if the Vendor has been declared as bankrupt,

then the Purchaser shall be entitled to the remedy of specific performance against the Vendor and to all reliefs following therefrom as ordered by the Court OR alternatively, by notice in writing (hereinafter referred to as “the Purchaser’s Election Notice”) served on the Vendor, to elect to terminate this Agreement and accept a sum as stated in Section 13 of the First Schedule hereto (which amount shall hereinafter referred to as “the Liquidated Damages”) from the Vendor who shall, on or before the expiry of twenty one (21) days from the date of the Vendor’s Solicitors’ receipt of the Purchaser’s Election Notice, pay the Liquidated Damages to the Purchaser and cause all monies paid by the Purchaser towards the account of the Purchase Price pursuant to this Agreement (including all sums paid upon apportionment pursuant to Clause 11 of this Agreement, if any) to be refunded to the Purchaser, free of interest. In exchange thereof, the Purchaser shall perform his obligations under Clause 9.1, and thereafter Clause 9.2 shall ensue.

8.	NON-REGISTRATION OF TRANSFER

8.1	If the Transfer cannot be registered in favour of the Purchaser for any reason whatsoever and not attributable to any fault or blameworthy conduct on the part of the Vendor and or the Purchaser and all remedial actions have been exhausted, the Purchaser shall be entitled to terminate this Agreement by giving notice in writing to the Vendor and the Vendor shall within twenty one (21) days upon the Vendor’s Solicitors’ receipt of written notice of termination from the Purchaser or the Purchaser’s Solicitors refund or cause to be refunded to the Purchaser all monies paid by the Purchaser towards the account of the Purchase Price hereunder free of interest. In exchange thereof, the Purchaser shall perform his obligations under Clause 9.1, and thereafter Clause 9.2 shall ensue.

9.	TERMINATION

9.1	In the event this Agreement is terminated in accordance with the terms herein contained, in exchange for the payment and/or refund by the Vendor to the Purchaser of all the monies paid by the Purchaser to the Vendor in accordance with the terms and conditions of this Agreement (if any), the Purchaser shall: -

(a)	return all the Vendor’s Documents and the Transfer to the Vendor or the Vendor’s Solicitors free from caveats and encumbrances and with the Vendor’s interest intact, if the same have been delivered to the Purchaser or the Purchaser’s Solicitors or the Purchaser’s Financier or the Purchaser’s Financier’s Solicitors (provided that in the event that the Transfer has as at that date been stamped for ad valorem stamp duty in the full amount, the Purchaser or the Purchaser’s Solicitors shall be entitled to forward the duly stamped Transfer to the Collector of Stamp Duty for cancellation and to secure the refund of the ad valorem stamp duty so paid by the Purchaser and shall thereafter immediately forward the Transfer to the Vendor or the Vendor’s Solicitors for cancellation);

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

(b)	if vacant possession of the Property has been delivered to the Purchaser, to forthwith redeliver vacant possession of the Property to the Vendor in its original state and condition when it was first delivered (fair wear and tear excepted); and

(c)	withdraw or cause to be withdrawn at the Purchaser’s own cost and expense, the caveats lodged and all other encumbrances created by the Purchaser or the Purchaser’s Financier or their respective solicitors against the Property forthwith.

9.2	Upon fulfilment of the above, this Agreement shall be deemed null and void and of no further effect and neither party hereto shall have any claim against the other and the Vendor shall be entitled at the Vendor’s absolute discretion to deal with or dispose of the Property at the sole and absolute discretion of the Vendor.

10.	COMPLIANCE WITH THE REAL PROPERTY GAINS TAX ACT 1976

10.1	The parties hereto hereby covenant and agree with each other that they shall within sixty (60) days from the date of this Agreement (hereinafter referred to “CKHT Deadline”) comply with the provisions of the Real Property Gains Tax Act, 1976 or any amendments or statutory modification thereof (hereinafter referred to as “the RPGT Act”) by submitting individually the necessary return forms to the Director General of Inland Revenue (hereinafter referred to as “the Director General”) and comply with all necessary directives that may be issued by the Director General.

10.2	The Vendor confirms that pursuant to PU(A) 218/2020, the Vendor hereby declared that he is eligible for the exemption under PU{A) 218/2020 and that he has not disposed off more than three (3) units of residential property (including the Property in this Agreement) between the period on or after 1st June 2020 but not later than 31st December 2021 and the sale and purchase agreement including this Agreement is duly stamped not later than 31st January 2022.

By reason of the matter aforesaid, the parties hereto hereby agree that the Purchaser’s Solicitors shall not retain any sum from the Deposit provided that the Vendor or the Vendor’s Solicitors shall upon receiving a stamped copy of this Agreement forward the duly completed and executed Form CKHT 3 to the Purchaser’s Solicitors. This Clause is not applicable in the event the Vendor is a company/non-resident individual.

10.3	The Vendor shall indemnify and keep the Purchaser fully indemnified against all actions, proceedings, prosecutions, claims, demands, costs, damages, losses, fines or penalties which may be brought made or levied against or suffered by the Purchaser as a result of the Vendor’s non-compliance, if any, with any of the provisions of the RPGT Act or any law or legislation which may hereafter be enacted by the relevant authority including but not limited to the Vendor’s default or delay in the payment of the real property gains tax or business tax or any tax payable by the Vendor for the disposal of the Property to the Purchaser herein.

10.4	The Purchaser shall also indemnify and keep the Vendor fully indemnified against all actions, proceedings, prosecutions, claims, demands, costs, damages, losses, fines or penalties which may be brought made or levied against or suffered by the Vendor as a result of the Purchaser’s non-compliance, if any, with any of the provisions of the RPGT Act including but not limited to the Purchaser’s or the Purchaser’s Solicitors delay in the payment of the Retention Sum (if applicable).

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

11.	APPORTIONMENT OF OUTGOINGS

11.1	The Vendor shall bear all quit rent, assessment charges, maintenance/ service charges, sewerages charges and other outgoings (if any) in respect of the Property (hereinafter referred to as “the Outgoings”) up to but excluding the date of delivery of vacant possession of the Property and the Purchaser shall bear all the Outgoings with effect from (and including) the date of delivery of vacant possession of the Property.

11.2	For the purpose of calculation of apportionment of the Outgoings, the Vendor shall deliver to the Purchaser all the relevant bills and/or receipts for the Outgoings in respect of the Property which have been paid.

11.3	All the Outgoings shall be apportioned between the parties hereto as at the date of payment of full payment of the Balance Purchase Price and Late Payment Interest (if any) and any sum or sums due by virtue of such apportionment shall be paid to the deserving party on the date of delivery of vacant possession of the Property PROVIDED ALWAYS THAT the Vendor shall indemnify the Purchaser and/or the Purchaser’s heirs, personal representative and permitted assigned in respect of any late payment by the Vendor of such aforesaid payments incurred prior to the date of delivery of vacant possession of the Property.

11.4	The parties further expressly authorise the Stakeholders to retain such sufficient sum from the Balance Purchase Price (if any) for such apportionment and thereafter reimburse the same to the Purchaser IN THE EVENT THAT the Vendor is unable to produce latest receipt of such outgoings on the apportionment date.

11.5	Where applicable, the Purchaser hereby agrees to reimburse the Vendor for the payment of any deposit paid by the Vendor which is still held by the developer / the management body / the management corporation in respect of the Property which is transferrable to the Purchaser’s account, such payment is to be made simultaneous with the payment made pursuant to this clause.

12.	VACANT POSSESSION

12.1	Vacant possession of the Property shall be delivered to the Purchaser by the Vendor within four (4) working days from the Completion Date (hereinafter referred to as “the Vacant Possession Date”) , failing which the Vendor shall pay to the Purchaser the liquidated damages calculated at the Prescribed Rate on a daily basis on the Purchase Price from the day next following the expiry of the said four (4) working days period to the date of actual delivery of vacant possession of the Property Provided that this shall be without prejudice to the Purchaser’s rights to apply for specific performance under Clause 7 herein.

12.2	For the avoidance of doubt, the Vendor shall furnish or cause to furnish to the Purchaser and/or the Purchaser’s Solicitors the receipts of payments and/or bills of all the relevant Outgoings together with the calculation of the apportioned Outgoings within three (3) working days upon the actual receipt and clearance of the Balance Purchase Price and the Late Payment Interest (if any) by the Stakeholders, failing which the Vendor shall not be entitled to withhold delivery of vacant possession of the Property on the ground of non-payment of such amount.

12.3	For the avoidance of doubt, upon the delivery of all the keys (including letter box keys), access cards (including car park access cards), car park stickers if any of the Property to the Purchaser’s Solicitors, vacant possession of the Property shall be deemed delivered to the Purchaser.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

13.	AS IS WHERE IS BASIS

13.1	The Property is sold on an “as is where is” basis. The Purchaser hereby confirms that he has inspected the Property prior to the execution of this Agreement and is satisfied with its present state condition nature and character and the Purchaser shall take the Property strictly on an “as is where is” basis in its current state and condition at the date of delivery of vacant possession of the Property pursuant to Clause 12, fair wear and tear excepted Provided Always that the Vendor shall during the period between the date of this Agreement and the date of delivery of vacant possession of the Property take such reasonable steps and exercise such good faith as may be required of the Vendor to maintain and keep the Property in good condition (fair wear and tear excepted).

13.2	The Purchaser(s) shall not be entitled to rescind this Agreement or to make any claim for compensation, damages or any other payment or reduction of the Purchase Price or claim for any damages of any incorrect statement, error or omission or mis-description of the area, measurement, condition, state, nature or character of the Property and/or the title.

13.3	Notwithstanding that the position, measurements, boundaries or area of the Property as shown or indicated in the plan as attached to the Strata Title/Principal Sale Agreement may be different from its actual position, measurements, boundaries or area as are existing, the Purchase Price shall be final and shall not be adjusted nor any such discrepancies be the subject of any claim for damages or compensation by either party.

14.	RISK OF THE PROPERTY

14.1	It is agreed by the parties hereto that the risk of the Property shall pass to the Purchaser upon the date of payment of full Purchase Price of the Property to the Purchaser by the Vendor in accordance with Clause 12.1 hereof.

14.2	In the event the Property is substantially destroyed by fire, earthquake, flood, bad weather, force majeure or Act of God before the delivery of vacant possession of the Property to the Purchaser, the Purchaser shall be entitled to rescind this Agreement by notice in writing to the Vendor or the Vendor’s Solicitors within fourteen (14) days of being notified of such event. The Vendor shall within fourteen (14) days upon receipt of written notice from the Purchaser or the Purchaser’s Solicitors refund to the Purchaser all monies paid by the Purchaser towards the account of the Purchase Price hereunder free of interest. In exchange thereof, the Purchaser shall perform his obligations under Clause 9.1, thereafter Clause 9.2 shall ensue. If the Vendor or the Vendor’s Solicitors does not receive any termination notice within the time period of fourteen (14) days stipulated in this Clause 14.2, the Vendor shall be entitled to deem that the Purchaser has decided to proceed with the purchase of the Property in accordance with the terms and conditions stipulated in this Agreement.

14.3	Notwithstanding anything herein stipulated whether expressed or implied, where applicable the Vendor shall insure and keep the Property fully and completely insured against risk by fire until the delivery of vacant possession of the Property to the Purchaser.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

15.	ENTITLEMENT TO LODGE PRIVATE CAVEAT

15.1	The Purchaser and/or the Purchaser’s Financier shall be entitled at the Purchaser’s own cost and expense to lodge a private caveat over the Property upon signing of this Agreement PROVIDED ALWAYS that the Purchaser shall upon execution of this Agreement deposit with the Purchaser’s Solicitors a duly executed withdrawal of private caveat form together with the requisite fee and shall bear all the expenses incurred incidental to such withdrawal in the event this Agreement is terminated pursuant to the provisions hereof, AND PROVIDED FURTHER that for the purpose of effecting the registration of the Transfer the Purchaser shall at the Purchaser’s own cost and expense withdraw the aforesaid caveat. The Purchaser’s Solicitors are hereby irrevocably authorized to register the withdrawal of private caveat form forthwith upon I termination of this Agreement pursuant to the provisions hereof.

15.2	In the event that this Agreement is terminated for any reason whatsoever pursuant to the provisions hereof, the Purchaser shall at its own cost and expense remove any private caveat lodged by or attributable to the Purchaser and/or the Purchaser’s Financier.

16.	TIME IS OF THE ESSENCE

16.1	Time wherever mentioned herein is of the essence of this Agreement.

17.	COSTS

17.1	The cost of and incidental to this Agreement and the transfer of the Property including stamp duty and registration fees thereon shall be borne by the Purchaser. The Purchaser further agrees to pay as and when required any additional sum as excess stamp duty and/or penalty that may be imposed by the Collector of Stamp Duties or such other competent authority or authorities in respect of this Agreement and/or the Transfer.

17.2	The Vendor shall be responsible for all fees and charges payable to free the Property from any charge, encumbrance(s), caveat(s)(other than encumbrances and/or caveats created by the Purchaser and/or the Purchaser’s Financier), prohibitory orders and/or court order prior to the Completion Date.

17.3	Save as provided above, each party hereto shall bear his own solicitors’ fees in respect of this Agreement and the filing of the CKHT forms.

18.	GOVERNMENT ACQUISITION

18.1	The Vendor hereby confirms that to the best of his knowledge and belief, he has no notice or knowledge of any intended acquisition of the Property by the Government or other relevant authorities as at the date of the execution of this Agreement.

18.2	In the event of any government or other relevant authorities acquiring or exercising any rights or taking any steps under the Land Acquisition Act 1960 and/or any other relevant legislation to acquire the Property or any part thereof after the date hereof but prior to the date of full payment of the Balance Purchase Price by the Purchaser in accordance with the terms of this Agreement, or presentation of the Transfer for registration at the relevant land office/registry, whichever shall be earlier, the Purchaser shall within fourteen (14) days of receipt of such notice from the Vendor (which notice the Vendor undertakes to deliver to the Purchaser within fourteen (14) days upon. receipt thereof) elect to either terminate the sale and purchase herein or to proceed with the purchase of the Property, failing which the Purchaser is bound to proceed with the purchase of the Property upon the terms and conditions of this Agreement.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

18.3	In the event of the Purchaser electing to proceed with the purchase of the Property, the Vendor shall immediately notify the relevant authority of the Purchaser’s interest in the Property and the terms of this Agreement and thereupon the Purchaser shall be entitled to any compensation or other monies paid by the Government or other relevant authorities for the acquired land Provided Always that the Vendor is in receipt of the Purchase Price and the Late Payment Interest, (if any), and all the payments payable by the Purchaser by virtue of this Agreement.

18.4	The parties hereto hereby declare that in the event of the Purchaser electing to proceed with the purchase of the Property despite any acquisition or intended acquisition as herein before mentioned, such acquisition or intended acquisition shall not vitiate or annul this Agreement nor in any way release the Purchaser from his covenants and obligations under this Agreement nor shall the Purchaser be entitled to any reduction of the Purchase Price.

18.5	In the event of the Purchaser electing to terminate this Agreement then the Deposit and/or any other monies paid by the Purchaser towards the account of the Purchase Price shall be refunded forthwith by the Vendor to the Purchaser free from interest within fourteen (14) days of the Vendor’s Solicitors’ receipt of the Purchaser’s written notice to terminate. In exchange thereof, the Purchaser shall perform his obligations under Clause 9.1, thereafter Clause 9.2 shall ensue.

19.	REPRESENTATIONS AND WARRANTIES BY VENDOR AND THE PURCHASER

19.1	To the Vendor’s best knowledge, the Vendor hereby represents and warrants to and undertakes with the Purchaser that as the date of this Agreement:-

(a)	the Vendor has the power or capacity to execute, deliver and perform the terms of this Agreement;

(b)	this Agreement constitutes the legal, valid and binding obligations of the Vendor in accordance with the terms herein;

(c)	the execution, delivery and performance of this Agreement by the Vendor do not and shall not violate or contravene the provisions of :-

(i)	any law, or regulation, or order, or decree of any governmental authority, agency or court to which the Vendor is subject to in respect of the Property;

(ii)	any contract of whatever nature, or other undertaking, or instrument, to which the Vendor is a party or which are binding upon the Vendor or any of the Vendor’s assets and shall not result in the creation, imposition of, or any obligation to create, or impose, any mortgage, lien, pledge or charge on any of the Vendor’s assets pursuant to the provisions of any such contract, or other undertaking, or instrument;

(d)	the Vendor is not in default under any agreement to which the Vendor is party or by which the Vendor may be bound and no litigation, arbitration, or administrative proceedings and presently current, or pending, or threatened and which default, litigation, arbitration or administrative proceedings (as the case may be) might materially and adversely affect the Vendor’s solvency or the Vendor’s ability to perform the Vendor’s obligation under this Agreement;

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

(e)	the Vendor is not an undischarged bankrupt and no bankruptcy proceedings whatsoever have been commenced or are pending or threatened against the Vendor, and no steps have been taken or are being taken to appoint a receiver, receiver and manager to take over the Vendor and no assignee or receiver has been appointed in respect of the whole or any part of the Vendor’s properties, assets, and/or undertaking;

(f)	the Vendor is the registered and beneficial owner of the Property and the Property is free from all encumbrances save and except the encumbrances stipulated in the Recital (ii) and to the best of the Vendor’s knowledge and belief no impediment exists which would impede, prevent, affect or obstruct the transfer and/or assignment of the Property from the Vendor to the Purchaser in accordance with the provisions of this Agreement;

(g)	the Property is not subject to any acquisition proceedings and further that to the best of the Vendor’s knowledge and belief no acquisition proceedings are pending or contemplated in respect thereof;

(h)	all Outgoings due to the relevant authorities in respect of the Property as at the date hereof have been or shall be/will be fully paid by the Vendor and the Vendor shall not at any time hereafter do or suffer to be done or commit any act matter or thing in or in respect of the Property or any part thereof liable to forfeiture or attachment or which shall contravene the provisions of any legislation up to the date of full payment of the Purchase Price by the Purchaser subject however to the provisions of this Agreement;

(k)	to the best of the Vendor’s knowledge and belief, save as provided in this Agreement, all express and implied conditions of title to the Property have been or shall be complied with;

(I)	the Property had been issued with a certificate of fitness for occupation or a certificate of completion and compliance, whichever the case may be and the renovation/extension of the Property (if any) has been carried out in accordance with plans drawings duly approved by the relevant authorities and the Vendor shall upon execution of this Agreement provide the Purchaser with a copy of the certificate of fitness for occupation or a certificate of completion and compliance, whichever the case may be and the duly approved building plans and/or drawings;

(m)	upon the execution of this Agreement that the Vendor shall not whether by himself or his attorney (if any), assign, lease, let, convey or otherwise deal with the Property so as to deprive the Purchaser of his rights, title and interest to the Property;

(n)	the Vendor has not prior to this Agreement granted any assessment or right of way over or upon the Property or entered into any agreement to sell, transfer and/or assign or in any manner encumber the Property (save for the encumbrances stipulated in the Recitals) which agreement(s) would render this Agreement herein void, voidable, invalid, unenforceable or illegal; and

(o)	the Redemption Sum due to the Vendor’s Financier is less than the Balance Purchase Price and the Vendor shall continue to pay to the Vendor’s Financier the monthly installments due until the Property is fully redeemed by the Purchaser or the Purchaser’s Financier, in default whereof it shall be lawful for but not obligatory upon the Purchaser to pay the same or any part thereof and upon such payments by the Purchaser all sums so paid shall be for the account of the Purchase Price.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

19.2	The Purchaser hereby represents and warrants to the Vendor that on the date of this Agreement:-

(a)	the Purchaser is a company duly incorporated and validly existing under the laws of Malaysia and has the power, authority and capacity to execute and deliver this Agreement and to perform all the terms and obligations hereunder;

(b)	this Agreement constitutes the legal, valid and binding obligations of the Purchaser in accordance with the terms herein;

(c)	by the execution and delivery of this Agreement, the Purchaser has not exceeded the powers granted to the Purchaser, violated any laws of Malaysia or undertakings and/or instruments binding on the Purchaser or its assets;

(d)	the Purchaser is not in default under any agreement to which the Purchaser is party or by which the Purchaser may be bound and no litigation, arbitration, or administrative proceedings and presently current, or pending, or threatened and which default, litigation, arbitration or administrative proceedings (as the case may be) might materially and adversely affect the Purchaser’s solvency or the Purchaser’s ability to perform the Purchaser’s obligation under this Agreement;

(e)	there are no pending legal proceedings or claims against the Purchaser which may affect the Purchaser’s rights or powers to enter into this Agreement or the Purchaser’s ability to perform the Purchaser’s obligation under this Agreement;

(f)	there is no order of any Court or other governmental agency or any provision of any existing agreement binding on the Purchaser or to which the Purchaser is subject which would be contravened or breach by the execution, deliver and performance of this Agreement; and

(g)	the Purchaser is not an undischarged bankrupt or has not been wound up and no bankruptcy proceedings or winding up proceedings whatsoever have been commenced or are pending or threatened against the Purchaser, and no steps have been taken or are being taken to appoint a receiver, receiver and manager, or liquidator to take over or to wind up the Purchaser and no assignee or receiver has been appointed in respect of the whole or any part of the Purchaser’s properties, assets, and/or undertaking.

20.	CONTINUING NATURE OF REPRESENTATIONS AND WARRANTIES

20.1	Each of the representations of and warranties by the Vendor pursuant to Clause 19.1 and by the Purchaser pursuant to Clause 19.2 shall be separate and independent and shall not be limited by reference to anything contained in this Agreement and shall be deemed to be repeated on the date of the payment of the Balance Purchase Price by the Purchaser.

20.2	Each party hereby acknowledges that the other party has entered into this Agreement in reliance on the representations and warranties of the other set out in Clause 19.1 and Clause 19.2 as the case may be, and the representations and warranties shall be deemed to be repeated on the date of full payment of the Balance Purchase Price by the Purchaser.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

21.	INDEMNITY

21.1	Each party hereto shall at all times, save harmless and keep indemnified the other party and persons deriving respective title thereunder, successors-in-title and permitted assigns against all actions, proceedings, damages, penalties, costs, claims and demands by reason of or an account of any breach or misrepresentations or non-fulfillment, the non-defaulting party shall be entitled without prejudice to its/their other rights and remedies hereunder, by notice in writing to the defaulting party, to make good the breach within thirty (30) days from the date of the defaulting party’s receipt such written notice, failing which, the sale and purchase herein shall be deemed terminated on the expiry of the aforesaid thirty (30) days period whereupon Clauses 6 or 7 hereof, as the case may be, shall apply mutatis mutandis. Pending rectification of the breach by the defaulting party, all the obligations of the non-defaulting party under this Agreement shall be suspended.

22.	WRITTEN NOTICE REQUIRED

22.1	Any notice request or demand required to be served by either party hereto to the other party under the provisions of this Agreement shall be in writing and shall be deemed validly given to the Vendor or the Purchaser and to be sufficiently served as follows:-

(a)	if it is given by the party or their or its solicitors by post in a registered letter to the other party or their solicitors, it shall be deemed (whether it is actually delivered or not) to have been received within three (3) working days after the same is posted; or

(b)	by electronic mailing and/or facsimile transmission addressed to the other party hereto or their or its solicitors, it shall be deemed (whether it is actually delivered or not) to have been received upon transmission thereof which is evidenced by a transmission log evidencing successful transmission provided that if the said transmission is on the day which is not a working day or is after 5:00 pm at the place of receipt, it shall be deemed to be given at 9:00am on the next working day; or

(c)	if it is given by the party hereto or their solicitors and despatched by hand to the other party to be served to or their solicitors, on receipt thereof provided that if the same is received on a day which is not a working day or is received after 5:00 pm at the place of receipt, it shall be deemed to be given on the next working day.

23.	THE SCHEDULE HERETO TO FORM ESSENTIAL PART OF THIS AGREEMENT

23.1	The First Schedule and the Second Schedule hereto shall be taken and construed as an essential part of this Agreement.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

24.	DEFINITIONS AND INTERPRETATIONS

24.1	In this Agreement, unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided: -

(a)	words importing the masculine gender only shall include the feminine and neuter genders and vice versa;

(b)	words in the singular number only shall include the plural number and vice versa;

(c)	words applicable to natural persons only shall include any body or persons firm or partnership corporate or unincorporate;

(d)	where there are two (2) or more persons or parties include or comprised in the expression “the Vendor” or “the Purchaser” agreements covenant terms stipulations and undertaking expressed to be made by or binding upon such person or parties shall be deemed to be made by or binding upon such person or parties jointly and severally;

(e)	the headings in this Agreement are inserted for convenience or reference only and shall not affect the construction of this Agreement;

(f)	the expression “Ringgit Malaysia” and the abbreviation “RM” shall mean the lawful currency of Malaysia;

(g)	a period of days from the happening of an event or the doing of any act or thing is done shall be deemed to be inclusive of the day on which the event happens or the act or thing is or is required to be done and if the last day of the period is a Saturday, Sunday or a public holiday in the State of Selangor and/or Federal Territory of Kuala Lumpur (hereinafter referred to as “the excluded day”) the period shall include the day next following which is not an excluded day. A “working day” shall mean a day which is not an excluded day; and

(h)	where the Vendor and/or the Purchaser is a company, the provisions contained herein which are primarily and literally applicable to the case of natural persons shall be construed and take effect as if the Vendor and/or the Purchaser were a natural person and shall bind all of its assigns and successors-in-title. Accordingly, any references herein relating to bankruptcy shall thereafter be reference relating to the winding-up, liquidation, amalgamation or reconstruction, as the case may be, of the Vendor and/or the Purchaser.

25.	SEVERABILITY

25.1	Any term, conditions, stipulation, provisions, covenants or undertakings contained in this Agreement which is illegal, prohibited or unenforceable shall be ineffective to the extent of such illegality, unenforceability, voidness without invalidating the remaining provisions hereof.

26.	BINDING AGREEMENT

26.1	This Agreement shall be binding upon the respective heirs, personal representatives, successors-in-title and permitted assigns of the parties hereto.

27.	GOVERNING LAW AND JURISDICTION

27.1	This Agreement shall be governed by and is to be construed in accordance with the laws of Malaysia. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Malaysia and waives any right to object to proceedings being brought in those courts.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

28.	NO WAIVER

28.1	Knowledge or acquiescence of either party hereto of or in any breach of any of the conditions or covenants herein contained shall not operate as or be deemed to be a waiver of such conditions or covenants or of any of them and notwithstanding such knowledge or acquiescence each party hereto shall be entitled to exercise their respective rights under this Agreement and to require strict performance by other of the terms and conditions herein.

29.	SUSPENSION OF TIME

29.1	In the event that the Property is encumbered or any private caveat(s) (other than any caveat entered into by the Purchaser and/or the Purchaser’s Financier), prohibitory order(s) and or any court order is registered or obtained against the Property prior to the presentation of the Transfer, the parties hereto covenant and agree that the Vendor shall at the Vendor’s own cost and expense free the Property from such encumbrance(s) caveat(s) prohibitory order(s) and or court order(s) (other than any encumbrance attributable to the Purchaser and/or the Purchaser’s Financier) within three (3) months from the date of the receipt by the Vendor or the Vendor’s Solicitors of the Purchaser’s or the Purchaser’s Solicitors’ written notification of the same or such extended period as may be mutually agreed between the parties hereto (hereinafter referred to as “the Suspension Period”) failing which the Purchaser shall be entitled to exercise his rights under Clause 7 hereof.

29.2	Subject to Clause 29.1 hereof, the time or period taken by the Vendor to free the Property from such encumbrance(s) caveat(s) prohibitory order(s) and or court order(s) (other than any encumbrance attributable to the Purchaser and/or the Purchaser’s Financier) shall not be taken into account in computing the Completion Period and/or the Extended Completion Period.

30.	VARIATION

30.1	Any variation of any term or condition of this Agreement shall be mutually agreed upon by both the parties hereto in writing.

31.	NOTIFICATION ON CHANGE OF OWNERSHIP

31.1	The Purchaser hereby agree that each party shall individually within twenty one (21) days from the Completion Date or within such period of time stipulated by law, rules, regulations or directive of the relevant authorities, file the relevant notification with the management office/joint management body/management corporation to the Property (if applicable), utility board (if applicable), and such other authorities and service providers on the change of ownership of the Property and shall pay all costs, expenses and penalties incidental thereto or howsoever arising therefrom or in connection therewith which the parties may be responsible for. The parties agree that it shall not be the obligation of the Vendor’s Solicitors or the Purchaser’s Solicitors to perform the foregoing matter.

32.	INTEREST ON LATE REFUND/PAYMENT

32.1	In the event the Purchaser is ready to discharge his obligations under this Agreement but the Vendor shall fail neglect or refuse to refund or pay any monies required to be refunded or paid to the Purchaser in accordance and as specified in the terms of this Agreement herein, the Vendor shall be liable to pay to the Purchaser interest at the Prescribed Rate as stated in Section 12 of the First Schedule on the outstanding sum to be refunded or paid calculated on a day to day basis from the next day after the expiry of the time period for such refund or payment as stipulated in this Agreement until the date of receipt of the full refund or payment by the Purchaser (hereinafter referred to as “the Interest on Late Refund/ Payment”) Provided Always that nothing herein contained shall prejudice any other rights and remedies as may be available to the Purchaser at law or equity.

33.	ASSIGNMENT

33.1	Neither of the parties shall assign any of its rights interests or benefits herein or novate any of its liabilities hereunder without the prior written consent of the other party.

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

34.	FURTHER ASSURANCE

34.1	Each party has entered into this Agreement in good faith and shall give all such assistance and information to the other party and execute and do and procure all other necessary person or companies, if applicable, to execute and do all such further acts, deeds, assurance and things as may be reasonably required so that full effect may be given to the terms and conditions of this Agreement.

35.	EFFECTIVE DATE

35.1	This Agreement shall take effect from the date first stated above, irrespective of the diverse dates upon which the parties may have executed this Agreement.

36.	ENTIRE AGREEMENT

36.1	This Agreement:-

(a)	constitutes the entire agreement and understanding between the parties with respect to the matters dealt with in this Agreement; and

(b)	supersedes any other agreement, letters, correspondence (oral or written or expressed or implied) entered into prior to this Agreement in respect of the matters dealt with in this Agreement.

37.	SALE SUBJECT TO OVERRIDING SPECIAL CONDITION (IF ANY)

37.1	The parties hereto expressly covenant and agree that the sale and purchase of the Property shall in addition to the terms and conditions herein provided be further subject to the Special Express Conditions set out in the Second Schedule hereto and in the event of any conflict discrepancies or variance, the Special Express Conditions set out in the Second Schedule shall prevail.

38.	FORCE MAJEURE

38.1	No party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement result from any cause beyond its reasonable control and without its fault or negligence, such as acts of civil or military authority, Movement Control Order or any regulation or order announced by the Government of Malaysia or State Government of Selangor and/or Kuala Lumpur, war, riots, insurrections.

38.2	The party prevented from or delayed in performing its obligations under this Agreement must immediately notify the other party in writing by giving full particulars of the event of force majeure and the reasons for the event of force majeure preventing that party from or delaying that party in performing its obligations under this Agreement despite that party having used reasonable efforts to mitigate the effect of the event of force majeure upon its or their performance of this Agreement and to fulfill its or their obligations under this Agreement.

38.3	For the avoidance of doubt, the parties hereby mutually agree in the event any of the Force Majeure events occurs in the locality of the parties herein and/or solicitors of the parties herein and/or solicitors for the Purchaser’s Financier and/or relevant authority for registration of title of the Property, the parlies obligations under this Agreement shall be suspended until the Force Majeure events have been completed.

38.4	Upon completion of the Force Majeure events, the Completion Period or the Extended Completion Period, as the case may be, shall recommence. The party affected must as soon as reasonably practicable recommence the performance of its obligations under this Agreement.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year set out in Section 1 of the First Schedule of this Agreement.

The Vendor

Signed by the Vendor	)
)
in the presence of:-)
/s/ JOHN DOODY CHACKO
JOHN DOODY CHACKO
(NRIC No. )

/s/ PANG FEI PAU
PANG FEI PAU
(BC/P/419)
Advocate & Solicitor
Kuala Lumpur

/s/ ng ooi wah
ng ooi wah
(NRIC No. )

The Purchaser

Signed by the Directors	)
for and on behalf of the Purchaser	)
in the presence of:-)

/s/ WONG KAI CHEONG
Director
WONG KAI CHEONG
(NRIC No. )

/s/ HOO SWEE PING
Director
HOO SWEE PING
(NRIC No. )

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

FIRST SCHEDULE

(which is to be taken read and construed as an essential part of this Agreement)

SECTION	ITEM	PARTICULARS
1	Date of this Agreement	07 DEC 2021

2	The Vendor	JOHN DOODY CHACKO (NRIC No. NG OOI WAH (NRIC No.

3	The Purchaser	INSITE MY SYSTEMS SDN BHD (Company No. 503124-M) Of Unit 17-11, Level 17, Tower A, Vertical Business Suite, Avenue 3, Bangsar South, No. 8, Jalan Kerinchi, 50758 Kuala Lumpur

4(a)	The Property	All that parcel of service apartment distinguished as Parcel No. A2-17-1 within Storey No. 17 of Building Tower A in a housing development known as “St Mary Residences” held under Geran 76431/M1-A/18/187, No. Petak 187, No. Tingkat 18, No. Bangunan M1-A together with Petak Aksesori A217, Lot 11384 Seksyen 57, Bandar Kuala Lumpur, Daerah Kuala Lumpur, Negeri Wilayah Persekutuan Kuala Lumpur (freehold) measuring approximately 164 square metres with accessory parcel No. P3B 267 and 268 and bearing postal address of A2-17-1, St Mary Residences Tower A, Jalan Tengah, 50250 WP Kuala Lumpur

(b)	The Vendor’s Financier	United Overseas Bank (Malaysia) Bhd (Company No. 271809-K) Charge Presentation No.:

(c)	Category of land use, Express condition, Restriction-in-interest & Tenure	(i) Category of land use (Kategori kegunaan tanah): Bangunan
(ii) Express Condition (Syarat Nyata): Pangsapuri Services

(iii) Restriction-in-interest (Sekatan kepentingan): Tiada

(iv) Tenure (Taraf Pegangan): Selama-lamanya

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

5	The Purchase Price	Ringgit Malaysia One Milflion Eight Hundred and Fifty Thousand (RM 1,850,000.00) only

6(a)	The Vendor’s Solicitors	MESSRS TUAN, MOHD ZAIN & CO Advocates and Solicitors B-08-03, Gateway Corporate Suites, Gateway Kiaramas, No. 1, Jalan Desa Kiara, Mont Kiara 50480 Kuala Lumpur

(b)	The Purchaser’s Solicitors	MESSRS ZE Yl & KEE Advocates and Solicitors A-15-3A, Tower A, Tropicana Avenue, Persiaran Tropicana, PJU 3, 47410 Petaling Jaya, Selangor

7	The Stakeholders	MESSRS TUAN, MOHD ZAIN & CO Advocates and Solicitors B-08-03, Gateway Corporate Suites, Gateway Kiaramas, No. 1, Jalan Desa Kiara, Mont Kiara 50480 Kuala Lumpur

8	The Deposit	(a) Earnest Deposit

Ringgit Malaysia Fifty Five Thousand and Five Hundred (RM55,500.00) only being the Earnest Deposit paid to the Vendor’s real estate agent, Metro City Realtors Sdn Bhd;

(b) Balance Deposit

Ringgit Malaysia One Hundred and Twenty Nine Thousand and Five Hundred (RM129,500.00) only being the Balance Deposit paid to the Vendor.

[The Earnest Deposit and the Balance Deposit shall hereinafter collectively be referred to as “the Deposit”]

9	The Balance Purchase Price	Ringgit Malaysia One Million Six Hundred and Sixty Five Thousand (RM 1,665,000.00) only

10	The Completion Period	Ninety (90) days from the date of this Agreement

11	The Extended Completion Period	Thirty (30) days from the date next after the expiry of the Completion Period

12	The Prescribed Rate	Eight per centum (8%) per annum.

13	The Liquidated Damages	Ringgit Malaysia One Hundred and Eighty Five Thousand (RM 185,000.00) only

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

SECOND SCHEDULE

Special Express Conditions which is to be taken read and construed as an essential part of this Agreement.

-NOTAPPLICABLE-

SALE AND PURCHASE AGREEMENT
Vendor : JOHN DOODY CHACKO & NG 001 WAH Purchaser
Purchaser : INSITE MY SYSTEMS SON BHD

APPENDIX A

FITTINGS & FIXTURES

No.	Item	Units
1.	Living/Dining Area
	(a) Lightings	6
	(b) Sheer & Curtains
	(c) Fan	1
	(d) Air-Conditioning	2

2.	Kitchen
	(a) Bosch induction hob	1
	(b) Bosch induction hood	1
	(c) Bosch Electric Oven	1
	(d) Bosch Microwave Oven	1
	(e) Bosch Two-Door Refrigerator	1
	(f) Bosch Washing Machines	1
	(g) Bosch Dryer	1
	(h) Bosch Dishwasher	1
	(i) Built-in Water Heater
	(j) Lightings	5

3.	Master Bedroom
	(a) Built-in Wardrobes
	(b) Sheer & Curtains
	(c) Lightings	9
	(d) Air-Conditioning	2 (shared unit compressor)

4.	Master Bathroom
	(a) Lightings	2
	(b) Sanitary fittings
	(c) Built-in Water Heater

5.	Second Bedroom
	(a) Built-in wardrobes
	(b) Sheer & Curtains
	(c) Lightings	3
	(d) Fan	1
	(e) Air-Conditioning	1

6.	Second Bathroom
	(a) Lightings
	(b) Sanitary fittings
	(c) Built-in Water Heater

7.	Study Room
	(a) Lightings	2
	(b) Fan	1
	(c) Air-Conditioning	1

8.	Powder Room
	(a) Lightings	2
	(b) Sanitary fittings

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